EXHIBIT 24



                        POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bernard Cammarata, Donald G. Campbell and Sumner L. Feldberg and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the form 10-K to be filed by The TJX Companies, Inc. for the fiscal year ended January 28, 1995 and any or all amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


/s/ Bernard Cammarata              /s/ Donald G. Campbell
Bernard Cammarata, President,      Donald G. Campbell, Senior
Principal Executive Officer and    Vice President-Finance,
Director                           Principal Financial and
                                   Accounting Officer


/s/ Phyllis B. Davis               /s/ Willow B. Shire
Phyllis B. Davis, Director         Willow B. Shire, Director


/s/ Stanley H. Feldberg            /s/ Robert F. Shapiro
Stanley H. Feldberg, Director      Robert F. Shapiro, Director


/s/ Sumner L. Feldberg             /s/ Burton S. Stern
Sumner L. Feldberg, Director       Burton S. Stern, Director


/s/ Arthur F. Loewy                /s/ Fletcher H. Wiley
Arthur F. Loewy, Director          Fletcher H. Wiley, Director


/s/ John M. Nelson                 /s/ Abraham Zaleznik
John M. Nelson, Director           Abraham Zaleznik, Director


Dated:  April 4, 1995